Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-50606, No. 333-30331, No. 333-87077, No. 333-91440, No. 333-104714, No. 333-105567, No. 333-105568, No. 333-112421, No. 333-121089 and No. 333-134281 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8, and Registration Statements No. 333-12909, No. 333-30355 and No. 333-113222 on Form S-3, of our reports dated February 27, 2007, (which report on the consolidated financial statements and financial statement schedule expressed an unqualified opinion and included an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment”, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”) relating to the consolidated financial statements and financial statement schedule of Schering-Plough Corporation and subsidiaries and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 2006.

/s/  DELOITTE & TOUCHE LLP
Parsippany, New Jersey
February 27, 2007